UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33162	06-1364380
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina 27606
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (919) 754-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2011 Performance Compensation Plan

On August 11, 2011, the stockholders of Red Hat, Inc. (the “Company”) approved the Company’s 2011 Performance Compensation Plan (the “2011 Performance Plan”).

The following paragraphs provide a summary of the principal features of the 2011 Performance Plan. The following summary is not a complete description of all the provisions of the 2011 Performance Plan and is qualified in its entirety by reference to the full text of the 2011 Performance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

General. The 2011 Performance Plan is designed to enable the Company to provide tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including by tying compensation to qualifying performance measures. This is intended to help enhance stockholder value and assist the Company in attracting and retaining executive officers of the Company and its subsidiaries who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and services. If certain requirements are satisfied, compensation awarded under the 2011 Performance Plan to covered employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility. Eligible participants in the 2011 Performance Plan (“Participants”) are the Chief Executive Officer and other executive officers who are chosen solely at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). No person is automatically entitled to participate in the 2011 Performance Plan in any plan year.

Administration. The Compensation Committee will be responsible for the general administration and interpretation of the 2011 Performance Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the 2011 Performance Plan.

Determination of Awards. Under the 2011 Performance Plan, Participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: revenue growth, revenue, gross margins, net margins, operating income, operating income growth, pre-tax income, after-tax income, net income, net earnings, earnings per share (basic and diluted), earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total stockholder return, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic and operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance goals may vary by Participant and award and also may be based solely by reference to the Company’s performance or the performance of an affiliate, division, business unit or department of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance as follows: to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

The Compensation Committee must set the goal for a particular performance period no later than 90 days after it begins or, if earlier, before the end of the first 25% of the period and must certify performance attainment after the performance period ends.

The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the 2011 Performance Plan, including through prorating because the individual was not employed for the full performance period. The Compensation Committee may choose to exercise this discretion to reflect its assessment of the quality of achievement of financial or operational goals established by the Compensation Committee or to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance or pursuant to such other timing as the Compensation Committee selects consistent with applicable tax laws. The Compensation Committee does not have the discretion to increase the amount of any compensation that would otherwise be due upon the attainment of the applicable performance goal by a Participant. No payment will be made to a Participant whose employment is terminated for “cause” as defined in a plan or agreement covering the individual or who resigns, other than in limited circumstances, before payment is due.

Payment of Awards. All awards will be paid in cash or, to the extent provided in such plan, share awards under a stockholder-approved stock plan of the Company. Payment to each Participant will be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable performance period ends or pursuant to such other timing as the Compensation Committee selects consistent with applicable state laws. The Compensation Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of an award that would otherwise be delivered to a Participant under the 2011 Performance Plan.

Maximum Award. No Participant in the 2011 Performance Plan may be granted performance awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any 12-month period under the 2011 Performance Plan with respect to performance awards that are valued in cash or property other than shares is $10,000,000.

Term of 2011 Performance Plan. The 2011 Performance Plan is effective as of August 11, 2011. The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2011 Performance Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 11, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 192,965,134 shares of common stock outstanding as of June 15, 2011, the record date, 170,400,078 shares were represented at the Annual Meeting (in person or by proxy), constituting 88.31% of the outstanding shares entitled to vote.

At the Annual Meeting, stockholders of the Company (1) elected Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst as directors of the Company, (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012, (3) approved a non-binding advisory resolution relating to the Company’s executive compensation, (4) participated in a non-binding advisory vote on the frequency of future stockholder votes on executive compensation and (5) approved the Company’s 2011 Performance Compensation Plan.

The final voting results are set forth below.

1.	The election of four members to the Board of Directors, each to serve for a three-year term as a Class III director:

Nominee	For	Against	Abstain	Broker Non-Votes
Sohaib Abbasi	156,897,640	886,621	63,377	12,552,440
Narendra K. Gupta	151,291,938	6,491,582	64,118	12,552,440
William S. Kaiser	155,566,084	2,221,211	60,343	12,552,440
James M. Whitehurst	156,902,715	885,631	59,292	12,552,440

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012:

For	Against	Abstain	Broker Non-Votes
167,879,365	2,337,501	183,212	—

3.	Approval, on an advisory basis, of the following non-binding resolution relating to the Company’s executive compensation:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2011 Annual Meeting of Stockholders, is hereby APPROVED.

For	Against	Abstain	Broker Non-Votes
153,158,973	4,594,389	94,276	12,552,440

4.	Non-binding advisory vote on the frequency of future stockholder votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
131,508,951	8,076,484	18,209,689	52,514	12,552,440

5.	Approval of the Company’s 2011 Performance Compensation Plan:

For	Against	Abstain	Broker Non-Votes
153,310,616	4,395,761	141,261	12,552,440

In connection with the stockholder vote on Proposal No. 4, the Company determined that it will hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement every year, until such time as the next advisory vote is submitted to the stockholders of the Company with regard to the frequency of future advisory votes on the compensation of the Company’s named executive officers, or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Red Hat, Inc. 2011 Performance Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
Name: R. Brandon Asbill
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Red Hat, Inc. 2011 Performance Compensation Plan